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                                                                Exhibit 10.5



                              COGNITRONICS CORPORATION

                             1998 EXECUTIVE BONUS PLAN





Participants:President, Vice President - Sales, Vice President - Engineering, Vice President - Manufacturing and Treasurer

The bonus pool is to be calculated as follows:


Range of Operating Income(1)                 Bonus Pool
 Under $2.5 million                     4% of Operating Income
 $2.51 million to $5 million            $100,000 plus 6% of Operating Income
                                          in excess of $2.5 million
 $5.01 million $7.5 million             $250,000 plus 8% of Operating Income
                                          in excess of $5 million
 $7.51 million and over                 $450,000 plus 10% of Operating Income
                                          in excess of $7.5 million

The bonus pool is to be allocated among the participants by the Compensation Committee after reviewing the written recommendations of the President.

(1) Operating Income for Part A is consolidated income before income taxes exclusive of executive bonus expense and special or non-recurring income or expense.